Exhibit 10.2

Form of

FIRST AMENDMENT TO ALLUVIAL GOLD FORWARD SALES CONTRACT

This FIRST AMENDMENT (this “Amendment”) to the Alluvial Gold Forward Sales Contract (the “Agreement”), dated ___________, by and between Goldrich Mining Company, an Alaska corporation (the “Seller”), and _____________________ (the “Purchaser”), is made and entered into as of this ___ day of February 2011, by and between the Seller and the Purchaser.  The Seller and the Purchaser may be referred to herein collectively as the “Parties”.

RECITALS

WHEREAS, pursuant to the Agreement and the related Confirmation Letter, the Seller agreed to deliver the Required Quantity of Alluvial Gold to the Purchaser by November 1, 2010 in consideration for the payment by the Purchaser of the Prepaid Price;

WHEREAS, the Seller was unable to deliver the Required Quantity of Alluvial Gold to the Purchaser by November 1, 2010 and is currently in default under the Agreement; and

WHEREAS, the Seller and the Purchaser now desire to amend the Agreement to provide for the delivery of the Required Quantity of Alluvial Gold by November 1, 2012 in consideration for the payment of interest, at an increased rate, on amounts payable under the Agreement from November 1, 2010 until the Required Quantity of Alluvial Gold is delivered or all amounts payable are otherwise settled.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.

Capitalized Terms.  Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

2.

Amendment of the Agreement.  The Agreement is hereby amended as follows:

a.

Delivery of Gold.  The Seller hereby agrees to deliver the Required Quantity of Alluvial Gold by November 1, 2012.

b.

Section 6.02.  The first sentence of Section 6.02 of the Agreement shall be deleted in its entirety and replaced with the following:

“Beginning on November 1, 2010 until the Required Quantity of Alluvial Gold is delivered to the Purchaser in accordance with the Agreement, the Seller shall pay interest on any unpaid amounts due under the Agreement at a daily rate equal to the lesser of (i) the U.S. Base Rate plus eight percent (8%) per annum, as it changes from time to time, or (ii) twelve percent (12%) compounded annually.”

3.

Remedy of Default.  The Purchaser acknowledges and agrees that pursuant to this Amendment the Agreement shall no longer be deemed to be in default and that the Purchaser shall have no rights of default under the Agreement or as may otherwise be allowed by law, unless the Required Quantity of Alluvial Gold is not delivered by November 1, 2012 and all amounts payable are not otherwise settled.

4.

Authority to Amend.  Pursuant to Section 6.02 of the Agreement, by executing this Amendment, the Parties hereby consent to and authorize the amendments to the Agreement set forth herein.

5.

Force and Effect.  Except as explicitly amended hereby, the Agreement and any and all exhibits thereto shall remain unchanged and are hereby ratified and confirmed in each and every respect, and continue to be in full force and effect.  The Agreement, as subsequently amended by this Amendment, contains the entire agreement between the Parties with respect to the subject matter hereof and thereof, and any prior agreements, discussions or understandings, written or oral, are superseded by the Agreement, as amended by this Amendment.

6.

Successors.  The terms and provisions of this Amendment shall be binding upon and inure to the benefit of the Parties and their respective heirs, administrators, executors, legal representatives, successors and assigns.

7.

Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this First Amendment to the Alluvial Gold Forward Sales Contract as of the date first set forth above.

THE SELLER:

GOLDRICH MINING COMPANY

By:

Name:

William Schara

Title:

Chief Executive Officer

THE PURCHASER:

By: